UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2019

First Financial Corporation (Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-16759 (Commission File Number)	35-1546989 (IRS Employer Identification No.)

P. O. Box 540, Terre Haute, Indiana	47808
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 812-238-6334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, without par value	THFF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 15, 2019, the Board of Directors of First Financial Corporation appointed Tina J. Maher, Paul J. Pierson II, and Thomas C. Martin to serve on the Board of Directors. The appointment of the new members of the Board of Directors is effective immediately. Mr. Pierson’s term will expire in April 2020. Mr. Martin’s term will expire in April 2021. Ms. Maher’s term will expire in April 2022. Ms. Maher, Mr. Pierson and Mr. Martin have not been appointed to serve on any committees of the Board of Directors of First Financial Corporation.

In their capacity as non-employee directors of First Financial Corporation, Ms. Maher, Mr. Pierson, and Mr. Martin will receive compensation on the same basis as the other non-employee directors receive for their service on the First Financial Corporation Board of Directors.

There were no arrangements or understandings between Ms. Maher, Mr. Pierson, and Mr. Martin and any person pursuant to which she or he was elected as a director. There have been no transactions involving Ms. Maher or Mr. Pierson that would require disclosure under Item 404(a) of Regulation S-K. During the preceding twelve months, First Financial Corporation has purchased approximately $201 thousand of automobiles from Bloomington Ford, which is owned by Mr. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By /s/ Rodger A. McHargue
Dated: October 21, 2019	Rodger A. McHargue
Treasurer and CFO
(Principal Financial Officer)